Confidential | for discussion purposes only GOLUB CAPITAL BDC, INC. EARNINGS PRESENTATION QUARTER ENDED SEPTEMBER 30, 2022

2 Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, registration statements on Form N-2, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future. Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of an inflationary economic environment; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of an inflationary economic environment and/or the the coronavirus (“COVID-19”) pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to disruptions, including those caused by global health pandemics, such as the COVID-19 pandemic, or other large scale events; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; the impact of information technology systems and systems failures, including data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Disclaimer

Summary of Financial Results 01

4 Quarter Ended June 30, 2022 September 30, 2022 Net Investment Income Per Share Net investment income per share $0.32 $0.32 Amortization of purchase premium per share1 0.02 0.01 Adjusted net investment income per share2 $0.34 $0.33 Accrual (reversal) for capital gain incentive fee per share (0.03) — Adjusted net investment income before accrual for capital gain incentive fee per share3 $0.31 $0.33 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain (loss) per share ($0.23) ($0.27) Net reversal of realized/unrealized loss resulting from the purchase price premium per share1 (0.02) (0.01) Adjusted net realized/unrealized gain (loss) per share2 ($0.25) ($0.28) Earnings Per Share Earnings (loss) per share $0.09 $0.05 Adjusted earnings (loss) per share2 $0.09 $0.05 Net Asset Value Per Share $15.14 $14.89 Summary of Financial Results vs. Prior Quarter A 1. On September 16, 2019, Golub Capital BDC, Inc. (“we”, “us”, “our”, the “Company” or “GBDC”) completed the acquisition of Golub Capital Investment Corporation (“GCIC”). Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired. 2. Due to the purchase accounting for the GCIC acquisition, as a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further description on the non-GAAP financial measures. 3. The Company believes providing Adjusted Net Investment Income before the accrual for capital gain incentive fee per share under GAAP is a useful non-GAAP financial measure as a portion of such capital gain incentive fee accrual is not contractually payable under the terms of the Company’s Investment Advisory Agreement. See the Endnotes at the end of this presentation for further description of non-GAAP financial measures. B A B+

GBDC Performance Drivers 02

Drivers of GBDC's FQ4 2022 Earnings

Key Themes from Quarter Ended September 30, 2022

- U.S. equity and fixed income markets saw double digit losses year-to-date[1]
- Golub Capital's middle market borrowers experienced a modest decline in profits and solid growth in revenues[2]
- Headline CPI inflation remained high[3]
- Short-term interest rates increased meaningfully
- Middle market deal activity fell from prior quarters
- The lending environment became more "lender friendly", including wider spreads and tighter deal terms[4]

Key GBDC-Specific Takeaways

- Record quarterly adjusted NII before accrual (reversal) for capital gain incentive fee of $0.33 / share
- Quarterly dividend increased from $0.30 to $0.33 per share
- We believe GBDC's asset-sensitive balance sheet positions us for continued meaningful NII growth
- Continued strong credit performance: 1) Stable internal performance ratings[5]; 2) Low non-accruals[6]; and 3) Low net realized losses
- Increase in net unrealized losses driven primarily by market movements, not by changes in portfolio credit quality[7]
- Slight decrease in fair value of assets as exits and sales of investments exceeded new investment commitments

See the slide titled "Endnotes - Drivers of GBDC's FQ4 2022 Earnings" at the end of this presentation for footnotes.

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7 $15.14 $0.32 $0.01 ($0.30) $0.01 ($0.28) ($0.01) $14.89 June 30, 2022 NAV Net Investment Income Reversal of Amortization of Purchase Premium Dividends Paid During September 30, 2022 Quarter Net Realized Gain (Loss) on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments Net Reversal of Realized/Unrealized Loss Resulting from the Purchase Premium September 30, 2022 NAV Unrealized Losses Drove a NAV Per Share Decrease from June 30, 2022 NAV Per Share Bridge Adjusted Net Realized & Unrealized Loss: ($0.28) 1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further details on non-GAAP financial measures. 1 1 Adjusted NII: $0.331

Summary of Financial Results for the Quarter Ended September 30, 2022 03

Summary of Quarterly Results

	Quarter Ended				
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Net Investment Income Per Share					
Net investment income per share	$0.27	$0.27	$0.25	$0.32	$0.32
Amortization of purchase premium per share[1]	0.03	0.04	0.02	0.02	0.01
Adjusted net investment income per share[1] (A)	$0.30	$0.31	$0.27	$0.34	$0.33
Accrual (reversal) for capital gain incentive fee per share	0.00	0.00*	0.03	(0.03)	0.00
Adjusted net investment income before accrual (reversal) for capital gain incentive fee per share[1]	$0.30	$0.31	$0.30	$0.31	$0.33
Net Realized/Unrealized Gain (Loss) Per Share					
Net realized/unrealized gain (loss) per share	$0.15	$0.10	$0.14	($0.23)	($0.27)
Net reversal of realized/unrealized loss resulting from the purchase premium per share[1]	(0.03)	(0.04)	(0.02)	(0.02)	(0.01)
Adjusted net realized/unrealized gain (loss) per share[1] (B)	$0.12	$0.06	$0.12	($0.25)	($0.28)
Earnings (Loss) Per Share					
Earnings (loss) per share	$0.42	$0.37	$0.39	$0.09	$0.05
Adjusted earnings (loss) per share[1] (A) + (B)	$0.42	$0.37	$0.39	$0.09	$0.05
Net Asset Value Per Share	**$15.19**	**$15.26**	**$15.35**	**$15.14**	**$14.89**
Distributions paid per share	$0.29	$0.30	$0.30	$0.30	$0.30

* Represents an amount less than $0.01 per share

1. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further details on non-GAAP financial measures.

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Portfolio Highlights - New Originations

- Total investments at fair value decreased by approximately 3.0%, or $167.2 million, during the three months ended September 30, 2022.

	Quarter Ended				
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Select Portfolio Funds Roll Data (in millions)					
New Investment Commitments	$971.4	$867.7	$323.3	$449.6	$176.7
Exits and Sales of Investments	383.8	661.8	122.2	171.2	305.6
Net Funds Growth[1]	455.3	251.9	279.4	187.4	(167.2)
Asset Mix of New Investments					
Senior Secured	14%	4%	2%	2%	7%
One Stop	81%	88%	94%	93%	91%
Junior Debt[2]	2%	0%*	0%	0%	0%
Equity and Other Investments	3%	8%	4%	5%	2%
Portfolio Rotation - Debt Investments					
Weighted average rate on new investments[3]	6.4%	6.7%	6.7%	7.8%	9.0%
Weighted average spread over the applicable base rate of new floating rate investments[4]	5.7%	5.9%	5.8%	5.8%	6.2%
Weighted average interest rate on investments that paid-off	7.3%	6.3%	6.0%	6.9%	7.5%
Weighted average fees on new investments	1.2%	1.2%	1.1%	1.1%	1.2%

* Represents an amount less than 1%

1. Net funds growth includes the impact of new investments and exits of investments as noted in the table above, as well as other variables such as net fundings on revolvers, net change in unamortized fees, net change in unrealized appreciation (depreciation), etc.
2. Junior debt is comprised of subordinated debt and second lien loans.
3. Weighted average interest rate on new investments is based on the contractual interest rate at the time of funding. For variable rate loans that have a London Interbank Offered Rate "LIBOR", Secured Overnight Financing Rate "SOFR", Prime or an applicable foreign base rate for loans denominated in foreign currency, the contractual rate is calculated using the current applicable base rate, the spread over the applicable base rate and the impact of any floor. For positions that have a LIBOR/SOFR and Prime rate option, the contractual rate is calculated using current LIBOR/SOFR at the time of funding, the spread over LIBOR/SOFR and the impact of any LIBOR/SOFR floor. For fixed rate loans, the contract rate is the stated fixed rate.
4. Weighted average spread over the applicable base rate of new floating rate investments is based on the contractual interest rate spread at the time of funding. Applicable base rates include SOFR, LIBOR, Prime and applicable foreign base rates for loans denominated in foreign currency. For variable rate loans that have a LIBOR/SOFR and Prime rate option, the LIBOR/SOFR spread was used in the calculation. For variable rate loans that only have a Prime rate option, the Prime spread was used.

GOLUB CAPITAL

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11 $4,894,886 $5,146,766 $5,426,159 $5,613,550 $5,446,356 September 30, 2021 December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 $0 $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 $4,000,000 $4,500,000 $5,000,000 $5,500,000 $6,000,000 Portfolio Highlights – Investment Mix – The portfolio continues to be focused on first lien, senior secured loans to what we believe to be healthy, resilient middle market companies backed by strong, partnership-oriented private equity sponsors. Historical Investment Portfolio ($000) Equity Junior Debt1 First Lien Traditional Senior 1. Junior Debt is comprised of second lien and subordinated debt. 16% 79% 4% 1% 12% 82% 5% 1% 11% 83% 5% 1% 10% 84% 5% 1% 9% 85% 5% 1% First Lien One Stop

12 Software 26% Healthcare Providers and Services 8% Specialty Retail 7% Automobiles 5% IT Services 5%Diversified Consumer Services 4% Insurance 4% Health Care Technology 4% Portfolio Highlights – Portfolio Diversity as of September 30, 2022 Investment Portfolio $5,446mm | 331 Investments | Average Size 0.3% * Represents an amount less than 0.5%. 1. Junior debt is comprised of second lien and subordinated debt. 2. The percentage of fixed rate and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3%. Diversification by Obligor Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior Top 25 Investments 31% Remaining 306 Investments 69% Top 10 Investments 16% Avg Size 0.3% Portfolio Composition by Interest Rate Type on Loans2 Diversification by Industry3 40 industries below 3% 5% 9% 85% 1% Portfolio Composition by Seniority Floating, 100% Fixed, 0% 94% First Lien *

Portfolio Highlights – Economic Analysis: Positioned for Higher Interest Rates


10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
7.9%
8.0%
7.9%
7.7%
7.7%
7.3%
7.5%
9.2%
7.4%
7.5%
7.4%
7.2%
7.1%
6.9%
7.1%
8.4%
5.0%
5.0%
5.1%
4.9%
5.0%
4.5%
4.5%
5.5%
3.8%
3.0%
3.7%
2.9%
3.0%
2.8%
2.8%
2.7%
2.8%
2.3%
1.0%
0.2%
0.2%
0.1%
0.1%
0.2%
December 31, 2020
March 31, 2021
June 30, 2021
September 30, 2021[1]
December 31, 2021
March 31, 2022
June 30, 2022
September 30, 2022[2]
Investment income yield[3]
Weighted average cost of debt[6]
Income yield[4]
3-Month London Interbank Offered Rate ("LIBOR")
Weighted average net investment spread[5]

1. The weighted average cost of debt and weighted average net investment spread presented for the quarter ended September 30, 2021 exclude $3.6 million of accelerated capitalized debt issuance costs that resulted from the August 26, 2021 early redemption of notes issued by the 2020 Debt Securitization and the September 1, 2021 redemption of debentures issued by GC SBIC VI, LP, one of our small business investment company subsidiaries. The weighted average cost of debt and weighted average net investment spread were 3.3% and 4.4%, respectively, when including the $3.6 million of accelerated capitalized debt issuance costs.
2. The income yield presented for the quarter ended September 30, 2022 excludes the one-time recognition of $2.0 million of previously deferred interest income resulting from the repayment and refinancing of former non-accrual loans, which are included in the calculation of the investment income yield for the quarter ended September 30, 2022. The income yield was 8.6% for the quarter ended September 30, 2022 when including the $2.0 million of interest income.
3. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Investment income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation.
4. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. Income yield excludes any amortization of purchase price premium as further described in the Endnotes at the end of the presentation.
5. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt.
6. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

GOLUB CAPITAL
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Portfolio Highlights - Positioned For Higher Interest Rates:

Potential for meaningfully higher quarterly adjusted net investment income ("NII") as loans continue to reset to higher base rates*

Approximate Adjusted NII per Share With Increased Base Rates



$0.45
$0.40
$0.35
$0.30
$0.25
$0.20
$0.15
$0.10
$0.05
$—
$0.33
3.00%
FYQ4 Actual
+12% Increase
$0.37
3.75%
Pro Forma FYQ4 For 9/30/22 3M LIBOR*
+24% Increase
$0.41
4.75%
Pro Forma FYQ4 +100bps*
Average 3-Month LIBOR
Ending 9/30 3-Month LIBOR

* Reflects illustrative pro forma adjusted NII per share for GBDC if the ending 3-Month LIBOR rate of 3.75% as of September 30, 2022 was in place for the entire FYQ4 quarter as the base rate for GBDC's floating rate assets and liabilities, based on the average earning debt investments and average debt outstanding for the quarter ended September 30, 2022. The "PF FYQ4 + 100 bps" scenario assumes a hypothetical base rate for GBDC of 4.75%. Other key performance indicators for "FYQ4" were assumed to be consistent across the pro forma scenarios (no changes were made to credit spreads, portfolio composition, asset performance or other key performance drivers). Pro forma estimates assume no loan amendments, pay offs or changes to accrual status of GBDC's floating rate assets and liabilities as of 9/30/22. There can be no assurance that the illustrative pro forma adjusted NII described will be realized in the future.

Note: As of September 30, 2022, unless otherwise noted. Past performance is not indicative of future results. Projections and forward-looking statements are not reliable indicators of future events and no guarantee or assurance is given that such activities will occur as expected or at all. All investments involve risk, including the loss of principal. Please see notes at the end of this presentation for additional important information.

GOLUB CAPITAL

14

Portfolio Highlights - Credit Quality

- Fundamental credit quality as of September 30, 2022 remained strong with over 90% of the investments in our portfolio having an Internal Performance Rating[1] of 4 or higher as of September 30, 2022.
- Non-accrual investments at September 30, 2022 as a percentage of total investments at cost and fair value were 1.8% and 1.3%, respectively.
- During the quarter ended September 30, 2022, the number of non-accrual investments remained the same at eight investments as the disposition of one portfolio company investment was offset by the addition of one new portfolio company investment. In addition, subsequent to quarter end one non-accrual investment was disposed of for proceeds slightly higher than fair value as of September 30, 2022.

	Quarter Ended				
	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022
Non-Accrual - Debt Investments					
Non-accrual investments at amortized cost (000s)	$62,619	$60,984	$76,284	$80,791	$96,956
Non-accrual investments / total debt investments at amortized cost	1.3%	1.2%	1.5%	1.5%	1.8%
Non-accrual investments at fair value (000s)	$46,104	$42,302	$55,871	$60,263	$65,125
Non-accrual investments / total debt investments at fair value	1.0%	0.9%	1.1%	1.1%	1.3%
Fair Value of Debt Investments					
Fair value of total debt investments as a percentage of principal (loans)	98.2%	98.1%	98.2%	97.5%	96.6%

1. Please see Internal Performance Ratings definitions on the following page.

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Portfolio Highlights – Portfolio Ratings * Represents an amount less than 0.1%. Internal Performance Ratings (% of Portfolio at Fair Value) Internal Performance Rating Definitions At Fiscal Year End At Quarter End Rating 2016 2017 2018 2019 2020 2021 December 31, 2021 March 31, 2022 June 30, 2022 September 30, 2022 5 5.7% 5.5% 6.4% 2.7% 6.1% 10.2% 6.8% 6.2% 5.9% 4.6% 4 83.1% 81.8% 81.6% 88.2% 72.8% 80.7% 85.6% 86.1% 85.7% 86.8% 3 10.6% 12.6% 11.0% 7.9% 19.7% 8.1% 6.6% 6.8% 7.4% 7.3% 2 0.6% 0.0%* 1.0% 1.2% 1.4% 1.0% 1.0% 0.9% 1.0% 1.3% 1 0.0%* 0.1% 0.0%* 0.0%* 0.0%* 0.0%* 0.0%* 0.0%* 0.0%* 0.0% Grand Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Rating Definition 5 Borrower is performing above expectations and the trends and risk factors are generally favorable 4 Borrower is generally performing as expected and the risk factors are neutral to favorable 3 Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due 2 Borrower is performing materially below expectations and the loan’s risk has increased materially since origination 1 Borrower is performing substantially below expectations and the loan’s risk has substantially increased since origination

Quarterly Statements of Financial Condition

(Dollar amounts in 000s, except share and per share data)	As of September 30, 2021 (audited)	December 31, 2021 (unaudited)	March 31, 2022 (unaudited)	June 30, 2022 (unaudited)	September 30, 2022 (audited)
Assets					
Investments, at fair value	$4,894,886	$5,146,766	$5,426,159	$5,613,550	$5,446,356
Cash, cash equivalents and foreign currencies	181,090	182,683	136,169	85,199	124,137
Restricted cash, cash equivalents and foreign currencies	63,253	118,794	38,163	35,981	56,416
Other assets	25,686	32,194	24,473	35,465	54,315
Total Assets	$5,164,915	$5,480,437	$5,624,964	$5,770,195	$5,681,224
Liabilities					
Debt	$2,569,228	$2,852,832	$2,980,962	$3,154,673	$3,093,603
Unamortized debt issuance costs	(17,850)	(22,404)	(20,786)	(18,988)	(17,211)
Interest payable	12,516	16,184	15,643	20,255	20,384
Management and incentive fee payable	12,247	20,799	20,929	19,743	33,430
Other liabilities	6,082	5,547	4,667	6,826	6,518
Total Liabilities	2,582,223	2,872,958	3,001,415	3,182,509	3,136,724
Total Net Assets	2,582,692	2,607,479	2,623,549	2,587,686	2,544,500
Total Liabilities and Net Assets	$5,164,915	$5,480,437	$5,624,964	$5,770,195	$5,681,224
Net Asset Value per Share	$15.19	$15.26	$15.35	$15.14	$14.89
GAAP leverage	1.00x	1.10x	1.14x	1.23x	1.22x
Effective leverage, Net of Available Cash[1]	0.92x	1.02x	1.08x	1.19x	1.17x
Asset coverage[2]	200.0%	190.9%	187.6%	181.5%	181.7%
Number of shares of common stock outstanding	170,028,584	170,865,742	170,895,670	170,895,670	170,895,670

1. Effective leverage, net of available cash is calculated as (a) total debt reduced by cash, cash equivalents and foreign currencies divided by (b) total net assets.
2. Following stockholder approval of the application of the reduced asset coverage requirements available to business development companies to the Company, the minimum asset coverage ratio applicable to the Company decreased to 150% from 200% effective February 6, 2019.

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Quarterly Operating Results

(Dollar amounts in 000s, except share and per share data)	Quarter Ended September 30, 2021 (unaudited)	December 31, 2021 (unaudited)	March 31, 2022 (unaudited)	June 30, 2022 (unaudited)	September 30, 2022 (unaudited)
Investment Income					
Interest income	$83,600	$92,336	$88,679	$97,568	$119,925
GCIC acquisition purchase premium amortization	(5,405)	(7,095)	(2,940)	(3,036)	(2,561)
Dividend and fee income	2,914	1,326	222	1,094	2,284
Total Investment Income	$81,109	$86,567	$85,961	$95,626	$119,648
Expenses					
Interest and other debt financing expenses	$19,343	$17,836	$19,275	$23,278	$28,989
Base management fee, net of waiver[1]	12,254	17,501	16,115	19,025	19,321
Incentive fee – net investment income	268	2,929	—	718	14,109
Incentive fee – capital gains	—	452	4,362	(4,814)	—
Other operating expenses	2,952	3,059	2,769	3,491	3,196
Total Expenses	34,817	41,777	42,521	41,698	65,615
Income tax	—	—	—	—	72
Net Investment Income after Tax	$46,292	$44,790	$43,440	$53,928	$53,961
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	$4,636	$14,548	$372	$2,511	$2,945
Net unrealized appreciation (depreciation) on investments and foreign currency translation	15,522	(3,088)	20,218	(43,618)	(51,308)
Net unrealized appreciation (depreciation) from the GCIC acquisition purchase premium write-down	5,726	7,323	2,940	3,063	2,572
Net gain (loss) on investments and foreign currency	25,884	18,783	23,530	(38,044)	(45,791)
Provision for taxes on realized gain and unrealized appreciation on investments	(543)	(495)	(97)	(478)	(87)
Net Increase (Decrease) in Net Assets Resulting from Operations	$71,633	$63,078	$66,873	$15,406	$8,083
Per Share Data					
Net Investment Income Per Share	$0.27	$0.27	$0.25	$0.32	$0.32
Adjusted Net Investment Income before accrual (reversal) for capital gain incentive fee per share[2]	$0.30	$0.31	$0.30	$0.31	$0.33
Earnings (Loss) Per Share	$0.42	$0.37	$0.39	$0.09	$0.05
Adjusted Earnings (Loss) Per Share[2]	$0.42	$0.37	$0.39	$0.09	$0.05
Distributions Paid	$0.29	$0.30	$0.30	$0.30	$0.30
Weighted average shares of common stock outstanding	169,170,916	170,046,783	170,866,740	170,895,670	170,895,670

1. For the quarter ended September 30, 2021 and March 31, 2022, GC Advisors irrevocably waived $4.0 million and $1.9 million, respectively, of the base management fee calculated under the investment advisory agreement.
2. As a supplement to GAAP financial measures, the Company is providing additional non-GAAP measures. See the Endnotes at the end of this presentation for further details on non-GAAP financial measures.

GOLUB CAPITAL

18

Financial Performance Highlights

Quarterly Return on Equity and Quarterly Distributions (Last 5 Years)



Regular Distribution
Special Distribution
Quarterly Return on Equity*
2.2% 2.4% 2.3% 1.6% 1.9% 1.9% 2.0% 2.2% 2.1% -10.5% 6.7% 4.0% 3.9% 3.8% 3.3% 2.8% 2.4% 2.6% 0.6% 0.3%
$0.40
$0.08
$0.44
$0.12
$0.46
$0.13
$0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.32 $0.33 $0.33 $0.29 $0.29 $0.29 $0.29 $0.29 $0.29 $0.30 $0.30 $0.30 $0.30
Dec-17 Mar-18 Jun-18 Sep-18 Dec-18 Mar-19 Jun-19 Sep-19 Dec-19 Mar-20 Jun-20 Sep-20 Dec-20 Mar-21 Jun-21 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22

* The quarterly return on equity for the periods up to and including the quarter ended June 30, 2019 are calculated as (a) the net increase in net assets resulting from operations (i.e., net income) for the period presented divided by (b) the daily average of total net assets during the period. The quarterly return on equity for the periods after June 30, 2019 are calculated as (a) Adjusted Net Income for the period, as defined in the Endnotes at the end of this presentation, divided by (b) the daily average of total net assets during the period. Adjusted Net Income is a non-GAAP measure and the Company believes this non-GAAP measure is useful as it excludes the non-cash expense/loss from the purchase premium as further described in the Endnotes at the end of this presentation. These returns do not represent an actual return to any investor in the Company.

GOLUB CAPITAL

19

Long History of Strong Shareholder Returns

Investors in GBDC's 2010 IPO have achieved a 9.3% IRR on NAV[1]

As of September 30, 2022



$14.63
$31.13
$0.58
$15.66
$14.89
Apr-10
Jun-10
Sep-10
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Sep-13
Dec-13
Mar-14
Jun-14
Sep-14
Dec-14
Mar-15
Jun-15
Sep-15
Dec-15
Mar-16
Jun-16
Sep-16
Dec-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
NAV Per Share
Cumulative Regular Distributions Per Share
Cumulative Special Distributions Per Share

1. The 9.3% internal rate of return ("IRR") on NAV is calculated using beginning of period NAV, distributions paid during the period and ending period NAV. Period beginning June 30, 2010 and ending September 30, 2022. GBDC made its initial public offering on April 15, 2010. GBDC's 1-, 5- and 10-Year net IRRs are 6.1%, 7.2% and 9.5%, respectively.

Note: Amounts presented represent per share amounts for a hypothetical shareholder that purchased one share in GBDC's initial public offering ("IPO") on April 15, 2010. For illustrative purposes only; does not reflect the actual returns of a specific GBDC investor. Past performance does not guarantee future results.

Sources: SEC filings and Golub Capital analysis

GOLUB CAPITAL

20

21 Liquidity and Investment Capacity Cash and Cash Equivalents – Unrestricted cash and cash equivalents and foreign currencies totaled $124.1 million as of September 30, 2022. – Restricted cash and cash equivalents totaled $56.4 million as of September 30, 2022. Restricted cash is held in our securitization vehicles and our revolving credit facilities and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment by these entities. Debt Facilities – Availability – JPM Credit Facility – As of September 30, 2022, subject to leverage and borrowing base restrictions, we had approximately $544.9 million of remaining commitments and availability, in the aggregate, on our revolving credit facility with JPMorgan. – GC Advisors Revolver – As of September 30, 2022, we had $100.0 million of remaining commitments and availability on our unsecured line of credit with GC Advisors. Debt Facility Amendments and Redemptions – On September 2, 2022, we amended our revolving credit facility with JP Morgan to, among other things, amend the interest rate on borrowings to SOFR + 1.75% from LIBOR + 1.75%1. In addition, we entered into an agreement on September 16, 2022, to increase the aggregate commitments outstanding under the JP Morgan facility to $1.2375 billion from $1.1875 billion as of June 30, 2022. – On September 16, 2022, all amounts outstanding under our credit facility with Morgan Stanley were repaid, following which the agreements governing our credit facility with Morgan Stanley were terminated. 1. The SOFR interest rate is subject to an additional spread adjustment rate ranging between 0.11448% and 0.42826%, depending on applicable tenor.

GBDC Has a Stable, Highly Flexible and Low-Cost Funding Structure

GBDC Debt Capital Structure*

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate[1]
Securitizations:						
2018 Debt Securitization	$408,200	$408,200	$—	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.64%
GCIC 2018 Debt Securitization	546,500	546,500	—	January 20, 2023	January 20, 2031	3 Month LIBOR + 1.51%
Unsecured Notes:						
2024 Unsecured Notes	500,000	500,000	—	N/A	April 15, 2024	3.375%
2026 Unsecured Notes	600,000	600,000	—	N/A	August 24, 2026	2.500%
2027 Unsecured Notes	350,000	350,000	—	N/A	February 15, 2027	2.050%
Bank Facilities:						
JPMorgan Credit Facility	1,237,500	692,592	544,908	February 11, 2025	February 11, 2026	1 Month SOFR + 1.75%[2]
GC Advisors Revolver	100,000	—	100,000	N/A	June 15, 2025	Applicable Federal Rate
Totals:	**$3,742,200**	**$3,097,292**	**$644,908**			**3.7%[3]**

GBDC's Investment Grade Ratings Profile Improves Access to Attractive Unsecured Debt

	Current Rating	Current Rating
Fitch Ratings	BBB-	Positive
Moody's	Baa3	Stable
S&P Global	BBB-	Stable

Funding Structure Key Takeaways

- Weighted average cost of debt **3.7%**
- **47%** of debt funding from long-date, fixed rate unsecured notes with a **2.7%** weighted average coupon and well laddered maturities (earliest maturity in 2024)
- Total available liquidity of **$769** million
- Available liquidity **3.4x** unfunded asset commitments

* Information is presented as of September 30, 2022.

1. Interest rate for securitizations represents the weighted average spread over 3-month LIBOR for the various tranches of issued notes, excluding tranches retained by the Company. The weighted average interest rate for the GCIC 2018 Debt Securitization excludes a $38.5 million note that has a fixed interest rate of 2.50%. For bank facilities, the interest rate represents the interest rate as stated in the applicable credit agreement.
2. The interest rate on the JPMorgan Credit Facility ranges from 1 month SOFR + 1.75% to 1 month SOFR + 1.875%. The rate displayed corresponds to the interest rate incurred on the most recent borrowing. SOFR borrowings are subject to an additional spread adjustment ranging between 0.11448% and 0.42826% depending on applicable tenor.
3. Represents the weighted average cost of debt, which is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations.

GOLUB CAPITAL

22

23 Common Stock and Distribution Information Date Declared Record Date Payment Date Amount Per Share Frequency Total Amount (in 000s) November 20, 2020 December 11, 2020 December 30, 2020 $0.29 Quarterly $48,505 February 5, 2021 March 5, 2021 March 30, 2021 $0.29 Quarterly $48,505 May 7, 2021 June 11, 2021 June 29, 2021 $0.29 Quarterly $48,787 August 6, 2021 September 8, 2021 September 29, 2021 $0.29 Quarterly $49,055 November 19, 2021 December 10, 2021 December 30, 2021 $0.30 Quarterly $51,008 February 4, 2022 March 4, 2022 March 29, 2022 $0.30 Quarterly $51,260 May 6, 2022 June 3, 2022 June 29, 2022 $0.30 Quarterly $51,269 August 5, 2022 September 2, 2022 September 29, 2022 $0.30 Quarterly $51,269 November 18, 2022 December 9, 2022 December 29, 2022 $0.33 Quarterly $56,396² Distributions Data Fiscal Year Ending September 30, 2021 High Low End of Period First Quarter $14.15 $12.66 $14.14 Second Quarter $15.36 $14.08 $14.62 Third Quarter $16.10 $14.72 $15.42 Fourth Quarter $16.01 $15.17 $15.81 Fiscal Year Ending September 30, 2022 High Low End of Period First Quarter $15.99 $14.86 $15.44 Second Quarter $16.10 $14.70 $15.21 Third Quarter $15.48 $12.67 $12.96 Fourth Quarter $14.35 $12.21 $12.39 Common Stock Price Data1 1. Based on closing stock price on the Nasdaq Global Market Select. 2. Estimated based on 170,895,670 shares outstanding as of September 30, 2022.

Appendix: Endnotes A

25 Endnotes - Non-GAAP Financial Measures 1. On September 16, 2019, the Company completed its acquisition of GCIC. The merger was accounted for under the asset acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805-50, Business Combinations — Related Issues. Under asset acquisition accounting, where the consideration paid to GCIC’s stockholders exceeded the relative fair values of the assets acquired, the premium paid by GBDC was allocated to the cost of the GCIC assets acquired by GBDC pro-rata based on their relative fair value. Immediately following the acquisition of GCIC, GBDC recorded its assets at their respective fair values and, as a result, the purchase premium allocated to the cost basis of the GCIC assets acquired was immediately recognized as unrealized depreciation on the Company's Consolidated Statement of Operations. The purchase premium allocated to investments in loan securities will amortize over the life of the loans through interest income with a corresponding reversal of the unrealized depreciation on the GCIC loans acquired through their ultimate disposition. The purchase premium allocated to investments in equity securities will not amortize over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the GCIC equity securities acquired and disposition of such equity securities at fair value, the Company will recognize a realized loss with a corresponding reversal of the unrealized depreciation upon disposition of the GCIC equity securities acquired. As a supplement to U.S. generally accepted accounting principles (“GAAP”) financial measures, the Company has provided the following non-GAAP financial measures: • “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” - excludes the amortization of the purchase premium from net investment income calculated in accordance with GAAP. • “Adjusted Net Realized and Unrealized Gain/(Loss)” and “Adjusted Net Realized and Unrealized Gain/(Loss) Per Share” - excludes the unrealized loss resulting from the purchase premium write-down and the corresponding reversal of the unrealized loss resulting from the amortization of the premium on loans or from the sale of equity investments from the determination of realized and unrealized gain/(loss) in accordance with GAAP. • “Adjusted Net Income” and “Adjusted Earnings/(Loss) Per Share” – calculates net income and earnings per share based on Adjusted Net Investment Income and Adjusted Net Realized and Unrealized Gain/(Loss). The Company believes that excluding the financial impact of the purchase premium in the above non-GAAP financial measures is useful for investors as this is a non-cash expense/loss and is one method the Company uses to measure its financial condition and results of operations. In addition to the non-GAAP financial measures above, the Company has provided the non-GAAP financial measure “Adjusted Net Investment Income Before Accrual for Capital Gain Incentive Fee” and “Adjusted Net Investment Income Before Accrual for Capital Gain Incentive Fee Per Share”, which excludes the accrual for the capital gain incentive fee required under GAAP (including the portion of such accrual that is not payable under GBDC’s investment advisory agreement) from Adjusted Net Investment Income. The Company believes excluding the accrual of the capital gain incentive fee as a non-GAAP financial measure is useful as a portion of such accrual is not contractually payable under the terms of either the Company’s current investment advisory agreement with GC Advisors, which was effective September 16, 2019, or its prior investment advisory agreement with GC Advisors, (each an, “Investment Advisory Agreement”). In accordance with GAAP, the Company is required to include aggregate unrealized appreciation on investments in the calculation and accrue a capital gain incentive fee on a quarterly basis as if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under either Investment Advisory Agreement. As of September 30, 2022, there was no cumulative capital gain incentive fee accrued by the Company in accordance with GAAP, and none was payable as a capital gain incentive fee pursuant to the current Investment Advisory Agreement as of September 30, 2022. Any payment due under the terms of the current Investment Advisory Agreement is based on the calculation at the end of each calendar year or upon termination of the Investment Advisory Agreement. The Company paid capital gain incentive fees in the amounts of $1.2 million and $1.6 million calculated in accordance with its prior Investment Advisory Agreement as of December 31, 2017 and 2018, respectively. The Company did not pay any capital gain incentive fee under the Investment Advisory Agreement for any period ended prior to December 31, 2017. Although these non-GAAP financial measures are intended to enhance investors’ understanding of the Company’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. Refer to slide ‘Summary of Quarterly Results’ for a reconciliation to the nearest GAAP measures. 2. Purchase premium refers to the premium paid by GBDC to acquire GCIC in excess of the fair value of the assets acquired.

26 Endnotes - Drivers of GBDC’s FQ4 2022 Earnings 1. Year-to-date as of September 30, the S&P 500 returned -23.9% and the Bloomberg U.S. Aggregate Bond Index returned -14.6%. 2. Please see the September 30, 2022 Golub Capital Middle Market Report (which is available on Golub Capital’s website at www.golubcapital.com) for additional details. The Golub Capital Middle Market Report for Q3 2022 compared the July 2022 and August 2022 revenue and earnings of middle market private companies in the Golub Capital Altman Index to revenue and earnings in July and August 2021. 3. Consumer Price Index (“CPI”) inflation released by the Bureau of Labor Statistics was 8.2% over the twelve month period ended September 30, 2022. 4. Please see page titled, “Portfolio Highlights – Investment Mix”. 5. Please see page titled, “Portfolio Highlights – Portfolio Ratings”. 6. Please see page titled, “Portfolio Highlights – Credit Quality”. 7. Please see page titled, “Unrealized Losses Drove a NAV Per Share Decrease from June 30, 2022”.